Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 filed by American Oil & Gas Inc. to the references to our firm, in the context in which they appear, and to our reserve estimates as of December 31, 2006, December 31, 2005 and December 31, 2004, included in the Annual Report on Form 10-K, as amended, of American Oil & Gas Inc. for the fiscal year ended December 31, 2006.
/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
Denver, Colorado
June 22, 2007